Exhibit 10.1

FIRST AMENDMENT TO THE SUPPLY AND COLLABORATION AGREEMENT

This First Amendment to the Supply and Collaboration Agreement (the “First Amendment”) is effective as of May 31, 2024 (the “Effective Date”), by and between DaVita Inc., a Delaware corporation, for the benefit of DaVita and its Affiliates (collectively referred to as “DaVita”), and Nuwellis, Inc., a Delaware corporation (“Nuwellis”). DaVita and Nuwellis may be referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

WHEREAS, the Parties entered into the Supply and Collaboration Agreement, dated as of June 19, 2023 (the “Agreement”) and wish to amend the terms of the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants, agreements, representations, and warranties contained in this First Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DaVita and Nuwellis agree to the foregoing and as follows:

1.0          Amendment. Section 2.1(a) of the Agreement is hereby amended and restated in its entirety to state:

“(a)          This Agreement shall commence on the Effective Date and shall remain in full force and effective through the earlier to occur of (i) the treatment of not less than 150 patients or (ii) August 31, 2024 (“Pilot Term”).”

1.1          No Implied Amendments. Except as specifically amended by this First Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

1.2          Effectiveness of Amendment. This First Amendment shall be deemed to be a modification to the Agreement in accordance with Section 12.14 of the Agreement.

1.3          Headings. The headings contained in this First Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this First Amendment.

1.4          Governing Law. This First Amendment and all actions (whether at law, in contract, in tort or otherwise) arising out of or relating to this First Amendment, the negotiation, validity or performance of this First Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. Any dispute with respect to this First Amendment shall be subject to the dispute resolution provisions set forth in the Agreement.

1.5          Counterparts; Facsimile. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

1.6          References to the Agreement. On and after the Effective Date, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Agreement shall mean the Agreement as amended by this First Amendment.

IN WITNESS WHEREOF, the Parties hereby indicate their acceptance of the terms of this First Amendment as of the Effective Date by the signatures of their authorized representatives.

DAVITA:		NUWELLIS:

By:	/s/ Ray Follett	By:	/s/ Nestor Jaramillo, Jr.
Name: Ray Follett		Name: Nestor Jaramillo, Jr.
Title: Group Vice President		Title: Chief Executive Officer and President

[Signature Page to First Amendment]